                                                                    EXHIBIT 23.5

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 9, 2001 and our audit letter dated July 11, 2001 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation, in this Exchange Offer Registration Statement on Form S-4 (the "Exchange Offer Registration Statement"), to all references to our firm and the Reserve Letters included in or made a part of the Exchange Offer Registration Statement and to the reference to our firm as experts in the Exchange Offer Registration Statement.



                                    NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ FREDERIC D. SEWELL
                                        Frederic D. Sewell
                                        Chairman and Chief Executive Officer



Dallas, Texas
June 4, 2003